AMENDMENT NO. [32]

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This amendment effective as of [November      , 2018], amends the Master Investment Advisory Agreement (the “Agreement”), dated May 1, 2000, between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco Oppenheimer V.I. Capital Appreciation Fund, Invesco Oppenheimer V.I. Conservative Balanced Fund, Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Invesco Oppenheimer V.I. Global Fund, Invesco Oppenheimer V.I. Global Multi-Alternatives Fund, Invesco Oppenheimer V.I. Global Strategic Income Fund, Invesco Oppenheimer V.I. Government Money Fund, Invesco Oppenheimer V.I. International Growth Fund, Invesco Oppenheimer V.I. Main Street Fund, Invesco Oppenheimer V.I. Main Street Small Cap Fund and Invesco Oppenheimer V.I. Total Return Bond Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Core Plus Bond Fund	May 1, 2000
Invesco V.I. Health Care Fund	April 30, 2004
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. High Yield Fund	May 1, 2000
Invesco V.I. International Growth Fund	May 1, 2000
Invesco V.I. Mid Cap Core Equity Fund	September 10, 2001
Invesco V.I. Government Money Market Fund	May 1, 2000
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. Managed Volatility Fund	April 30, 2004
Invesco V.I. Diversified Dividend Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco V.I. American Franchise Fund	February 12, 2010
Invesco V.I. American Value Fund	February 12, 2010
Invesco V.I. Comstock Fund	February 12, 2010
Invesco V.I. Equity and Income Fund	February 12, 2010
Invesco V.I. Global Core Equity Fund	February 12, 2010
Invesco V.I. Growth and Income Fund	February 12, 2010
Invesco V.I. Mid Cap Growth Fund	February 12, 2010

Invesco V.I. Value Opportunities Fund	September 10, 2001
Invesco Oppenheimer V.I. Capital Appreciation Fund	[November , 2018]
Invesco Oppenheimer V.I. Conservative Balanced Fund	[November , 2018]
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	[November , 2018]
Invesco Oppenheimer V.I. Global Fund	[November , 2018]
Invesco Oppenheimer V.I. Global Multi-Alternatives Fund	[November , 2018]
Invesco Oppenheimer V.I. Global Strategic Income Fund	[November , 2018]
Invesco Oppenheimer V.I. Government Money Fund	[November , 2018]
Invesco Oppenheimer V.I. International Growth Fund	[November , 2018]
Invesco Oppenheimer V.I. Main Street Fund	[November , 2018]
Invesco Oppenheimer V.I. Main Street Small Cap Fund	[November , 2018]
Invesco Oppenheimer V.I. Total Return Bond Fund	[November , 2018]

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco V.I. Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*

To the extent Invesco V.I. Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund IV Ltd., a direct wholly-owned subsidiary of Invesco V.I. Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco V.I. Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund IV Ltd.

Invesco V.I. Value Opportunities Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I. Core Equity Fund

Net Assets	Annual Rate
First $250 million	0.65%
Over $250 million	0.60%

Invesco V.I. Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%

Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco V.I. Small Cap Equity Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

Invesco V.I. Health Care Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Technology Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco V.I. Government Securities Fund

Net Assets	Annual Rate
First $250 million	0.50%
Over $250 million	0.45%

Invesco V.I. High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%

Invesco V.I. International Growth Fund

Net Assets	Annual Rate
First $250 million	0.75%
Over $250 million	0.70%

Invesco V.I. Mid Cap Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.700%
Next $500 million	0.675%
Over $1.5 billion	0.65%

Invesco V.I. Government Money Market Fund

Net Assets	Annual Rate
All Assets	0.15%

Invesco V.I. Managed Volatility Fund

Net Assets	Annual Rate
All Assets	0.60%

Invesco V.I. Diversified Dividend Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Over $2 billion	0.37%

Invesco V.I. Global Core Equity Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%

Invesco V.I. S&P 500 Index Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco V.I. American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%

Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I. Comstock Fund

Invesco V.I. Growth and Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.55%

Invesco V.I. Equity and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco V.I. Mid Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%

Invesco V.I. American Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65	%”

Invesco Oppenheimer V.I. Capital Appreciation Fund*

Invesco Oppenheimer V.I. Conservative Balanced Fund*

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund*

Invesco Oppenheimer V.I. Global Fund*

Invesco Oppenheimer V.I. Global Multi-Alternatives Fund*

Invesco Oppenheimer V.I. Global Strategic Income Fund*

Invesco Oppenheimer V.I. Government Money Fund*

Invesco Oppenheimer V.I. International Growth Fund*

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Funds under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer V.I. Main Street Fund*

Invesco Oppenheimer V.I. Main Street Small Cap Fund*

Invesco Oppenheimer V.I. Total Return Bond Fund*

Net Assets	Annual Rate

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President

INVESCO ADVISERS, INC.

Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President